Exhibit 23.2

CONSENT OF SANDERS ORTOLI VAUGHN-FLAM ROSENSTADT LLP

We consent to the reference to our firm under the caption "Legal Matters" in LF George Holdings, Inc.’s  Registration Statement on Form S-1 for the registration of 1,286,000 shares of its common stock.

/s/ Sanders Ortoli Vaughn-Flam Rosenstadt LLP

New York, NY

February 12, 2014